Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 presents the financial position of AAC Holdings, Inc. (“AAC” or the “Company”) after giving pro forma effect to its July 2, 2015 acquisition of Referral Solutions Group, LLC (“RSG”), including the issuance of 540,193 shares of the Company’s common stock to the sellers in connection therewith, and the August 10, 2015 acquisition of substantially all of the assets of The Oxford Centre, Inc. and certain real property of River Road Management, LLC, a consolidated variable interest entity of The Oxford Centre, Inc., (collectively hereinafter referred to as “Oxford”) as if the acquisitions had occurred on June 30, 2015.

The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2014 and the six months ended June 30, 2015 present the Company’s operating results after giving pro forma effect to the July 2, 2015 acquisition of RSG, including the issuance of 540,193 shares of the Company’s common stock to the former equity holders of RSG in connection therewith, and the August 10, 2015 acquisition of Oxford as if the acquisitions had occurred on January 1, 2014.

These transactions are more fully described in Note 2 to the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based on available information and upon assumptions that Company management believes are reasonable in order to reflect, on a pro forma basis, the impact of the acquisitions of RSG and Oxford on the Company’s historical consolidated financial information. The pro forma adjustments give effect to events that are directly attributable to the transactions, factually supportable, and expected to have a continuing impact.

Included in the unaudited pro forma condensed consolidated financial statements is an allocation of the purchase price the Company paid for RSG and Oxford based on preliminary estimates and assumptions. Those estimates and assumptions could change materially as the Company finalizes its assessment of the allocation and the fair values of the tangible and intangible assets acquired and liabilities assumed, some of which are dependent on the completion of valuations being performed by independent valuation specialists. The unaudited pro forma condensed consolidated financial statements do not reflect any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the RSG or Oxford acquisitions.

The unaudited pro forma condensed consolidated financial statements are included for informational purposes only and should not be relied upon as being indicative of the Company’s financial condition or results of operations had the noted events occurred on the dates assumed nor as a projection of the Company’s results of operations or financial position for any future period or date. The preparation of the unaudited pro forma condensed consolidated statements requires the use of certain assumptions which may be materially different from the Company’s actual experience.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

	AAC	RSG	Pro Forma Adjustments		AAC Pro Forma as Adjusted for RSG	Oxford	Oxford Pro Forma Adjustments		AAC Pro Forma as Adjusted for RSG and Oxford
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$45,021	$3,096	$(35,576	)(a)	$12,541	$156	$(3,156	)(g)	$9,541
Accounts receivable, net of allowances	47,336	580	—		47,916	5,023	—		52,939
Notes and other receivables—related party	844	—	—		844	—	—		844
Prepaid expenses and other current assets	4,465	81	—		4,546	58	—		4,604

Total current assets	97,666	3,757	(35,576)		65,847	5,237	(3,156)		67,928
Property and equipment, net	82,196	15	—		82,211	4,706	1,490	(h)	88,407
Goodwill	24,962	—	51,335	(b)	76,297	—	23,211	(i)	99,508
Intangible assets, net	4,010	1,353	3,463	(c)	8,826	—	650	(j)	9,476
Other assets	1,431	37	—		1,468	—	—		1,468

Total assets	210,265	5,162	19,222		234,649	9,943	22,195		266,787

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	24,891	210	—		25,101	559	(421	)(k)	25,239
Current portion of long-term debt	3,685	—	—		3,685	722	(722	)(l)	3,685
Current portion of long-term debt—related party	1,542	604	(604	)(d)	1,542	—	—		1,542

Total current liabilities	30,118	814	(604)		30,328	1,281	(1,143)		30,466
Deferred tax liabilities	303	—			303	—			303
Long-term debt, net of current portion	70,641	—	—		70,641	1,335	30,665	(m)	102,641
Long-term debt—related party, net of current portion	—	934	(934	)(d)	—	—	—		—
Other long-term liabilities	2,751	112	(112	)(e)	2,751	—	—		2,751

Total liabilities	103,813	1,860	(1,650)		104,023	2,616	29,522		136,161
Commitments and contingencies
Total stockholders’ equity including noncontrolling interest	106,452	3,302	20,872	(f)	130,626	7,327	(7,327	)(n)	130,626

Total liabilities and stockholders’ equity	$210,265	$5,162	$19,222		$234,649	$9,943	$22,195		$266,787

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

	AAC	RSG (o)	Pro Forma Adjustments	AAC Pro Forma as Adjusted for RSG	Oxford	Pro Forma Adjustments	AAC Pro Forma as Adjusted for RSG and Oxford
	(in thousands, except share and per share amounts)
Income Statement Data:
Revenues	$132,968	$10,459	$—	$143,427	$12,163	$—	$155,590
Operating expenses:
Salaries, wages and benefits	54,707	2,548	—	57,255	2,934	—	60,189
Advertising and marketing	15,683	3,671	—	19,354	—	—	19,354
Professional fees	8,075	—	—	8,075	—	—	8,075
Client related services	10,794	—	—	10,794	1,204	—	11,998
Other operating expenses	13,518	178	—	13,696	1,029	—	14,725
Rentals and leases	2,106	71	—	2,177	111	—	2,288
Provision for doubtful accounts	11,391	29	—	11,420	1,262	—	12,682
Litigation settlement	487	—	—	487	—	—	487
Depreciation and amortization	4,662	435	51 (p)	5,148	210	223 (s)	5,581
Acquisition-related expenses	845	—	—	845	—	—	845

Total operating expenses	122,268	6,932	51	129,251	6,750	223	136,224

Income from operations	10,700	3,527	(51)	14,176	5,413	(223)	19,366
Interest expense, net	1,872	—	—	1,872	76	807 (t)	2,755
Other (income) expense, net	(93)	(40)	—	(133)	(2)	—	(135)

Income before income tax expense	8,921	3,567	(51)	12,437	5,339	(1,030)	16,746
Income tax expense	2,555	—	1,301 (q)	3,856	—	1,594 (u)	5,450

Net income	6,366	3,567	(1,352)	8,581	5,339	(2,624)	11,296
Less: net loss (income) attributable to noncontrolling interest	1,182	—	—	1,182	(218)	192 (v)	1,156

Net income attributable to AAC Holdings, Inc. stockholders	7,548	3,567	(1,352)	9,763	5,121	(2,432)	12,452
BHR Series A Preferred Unit dividend	(693)	—	—	(693)	—	—	(693)

Net income available to AAC Holdings, Inc. common stockholders	$6,855	$3,567	$(1,352)	$9,070	$5,121	$(2,432)	$11,759

Earnings per share:
Basic	$0.41			$0.53			$0.69

Diluted	$0.41			$0.53			$0.69

Weighted-average shares outstanding:
Basic	16,557,655		540,193 (r)	17,097,848		—	17,097,848
Diluted	16,619,180		540,193 (r)	17,159,373		—	17,159,373

Unaudited Pro Forma Consolidated Condensed Statement of Income

For the Six Months Ended June 30, 2015

	AAC	RSG (w)	Pro Forma Adjustments		AAC Pro Forma as Adjusted for RSG	Oxford	Pro Forma Adjustments		AAC Pro Forma as Adjusted for RSG and Oxford
	(in thousands, except share and per share amounts)
Income Statement Data:
Revenues	$96,607	$6,652	$—		$103,259	$7,056	$—		$110,315
Operating expenses:
Salaries, wages and benefits	38,107	2,154	—		40,261	1,884	—		42,145
Advertising and marketing	9,737	2,126	—		11,863	—	—		11,863
Professional fees	3,330	362	—		3,692	—	—		3,692
Client related services	6,393	—	—		6,393	930	—		7,323
Other operating expenses	10,349	497	—		10,846	489	—		11,335
Rentals and leases	1,859	75	—		1,934	64	—		1,998
Provision for doubtful accounts	7,559	(6)	—		7,553	632	—		8,185
Litigation settlement	1,520	—	—		1,520	—	—		1,520
Depreciation and amortization	3,016	240	4	(x)	3,260	142	75	(dd)	3,477
Acquisition-related expenses	1,980	—	(146	)(y)	1,834	—	(46	)(ee)	1,788

Total operating expenses	83,850	5,448	(142)		89,156	4,141	29		93,326

Income from operations	12,757	1,204	142		14,103	2,915	(29)		16,989
Interest expense, net	1,223	117	(117	)(z)	1,223	36	406	(ff)	1,665
Other (income) expense, net	(60)	12	(12	)(aa)	(60)	(22)	—		(82)

Income before income tax expense	11,594	1,075	271		12,940	2,901	(435)		15,406
Income tax expense	4,359	—	512	(bb)	4,871	—	937	(gg)	5,808

Net income	7,235	1,075	(241)		8,069	2,901	(1,372)		9,598
Less: net loss (income) attributable to noncontrolling interest	1,039	—	—		1,039	(120)	124	(hh)	1,043

Net income attributable to AAC Holdings, Inc. stockholders	8,274	1,075	(241)		9,108	2,781	(1,248)		10,641
BHR Series A Preferred Unit dividends	(147)		—		(147)		—		(147)
Redemption of BHR Series A Preferred Units	(534)	—	—		(534)	—	—		(534)

Net income available to AAC Holdings, Inc. common stockholders	$7,593	$1,075	$(241)		$8,427	$2,781	$(1,248)		$9,960

Earnings per share:
Basic	$0.36				$0.39				$0.46

Diluted	$0.36				$0.38				$0.45

Weighted-average shares outstanding:
Basic	21,241,839		540,193	(cc)	21,782,032		—		21,782,032
Diluted	21,376,210		540,193	(cc)	21,916,403		—		21,916,403

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the Company’s financial position and results of operations as if the transactions described in Note 2 occurred on June 30, 2015 for purposes of the unaudited pro forma balance sheet as of June 30, 2015 and on January 1, 2014 for purposes of the unaudited pro forma statement of income for the year ended December 31, 2014 and the unaudited pro forma statement of income for the six months ended June 30, 2015. The Company’s historical balance sheet as of June 30, 2015, RSG’s historical balance sheet as of June 30, 2015, included in the Company’s Form 8-K/A dated September 17, 2015 and Oxford’s historical balance sheet as of June 30, 2015, included in this filing, were used as the basis for the unaudited pro forma balance sheet. For the year ended December 31, 2014 and the six months ended June 30, 2015, the Company’s, RSG’s and Oxford’s historical operating results for the year ended December 31, 2014 and six months ended June 30, 2015, respectively, were used as the basis for the unaudited pro forma statements of income. The unaudited pro forma condensed consolidated financial statements also reflect the assumptions and adjustments described in Notes 3, 4, and 5.

2. Description of Transactions

On July 2, 2015, the Company acquired all of the issued and outstanding membership interests of RSG (the “RSG Acquisition”). RSG is a leading online publisher in the substance abuse treatment industry with a comprehensive portfolio of websites and marketing assets. The Company acquired RSG to strengthen its existing portfolio of internet marketing assets, which the Company expects will in turn drive client leads in the future. The Company ascribes significant value to the synergies and other benefits from the acquisition that do not meet the recognition criteria of acquired identifiable intangible assets. Accordingly, the value of these components is included within goodwill. The goodwill resulting from the RSG Acquisition is deductible for tax purposes.

The Company accounted for the RSG Acquisition using the acquisition method as required by FASB ASC Topic 805, Business Combinations (“FASB ASC 805”). The following table summarizes the consideration transferred to acquire RSG:

Cash	$32,480
540,193 common shares of AAC Holdings, Inc. (based on the July 2, 2015 stock price)	24,174

$56,654

The Company incurred acquisition-related costs related to the RSG Acquisition of approximately $0 and $146 that were charged to “Acquisition-related expenses” for year ended December 31, 2014 and the six months ended June 30, 2015, respectively.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the acquisition date:

Accounts receivable	$580
Prepaid expenses and other current assets	81
Property and equipment	15
Other assets	37
Intangible assets	4,816
Current liabilities	(210)

Total identifiable net assets	5,319
Goodwill	51,335

$56,654

Definite-lived intangible assets that were acquired and their respective useful lives which will be amortized on a straight-line basis over their estimated useful life are as follows:

	Useful Life	Amount
Marketing intangibles	10 years	$4,816

The RSG Acquisition was completed on July 2, 2015. The Company has not finalized the purchase price allocation, which is pending further analysis of the net assets acquired, particularly with respect to valuations of intangible assets. Accordingly, the purchase price allocation described above could change materially as the Company finalizes its assessment of the allocation and the fair values of the tangible and intangible assets acquired and liabilities assumed, some of which are dependent on the finalization of valuations being performed by an independent valuation specialist. The purchase price allocation will be finalized during the measurement period which is no longer than one year from the acquisition date.

On August 10, 2015, the Company acquired substantially all of the assets of Oxford Centre, Inc. and certain real property of River Road Management, LLC (the “Oxford Acquisition”). Oxford operates a 76-bed residential facility located on a secluded, 110-acre campus in Etta, Mississippi, which is 65 miles southwest of Memphis, Tennessee, and three outpatient treatment locations in Oxford, Tupelo and Olive Branch, Mississippi. The Company ascribes significant value to the synergies and other benefits from the acquisition that do not meet the recognition criteria of acquired identifiable intangible assets. Accordingly, the value of these components is included within goodwill. The goodwill resulting from the Oxford Acquisition is deductible for tax purposes.

The Company accounted for the Oxford Acquisition using the acquisition method as required by FASB ASC 805. Cash consideration of $35,000 was transferred to acquire Oxford.

The Company incurred acquisition-related costs related to the Oxford Acquisition of approximately $0 and $46 that were charged to “Acquisition-related expenses” for year ended December 31, 2014 and the six months ended June 30, 2015, respectively.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the acquisition date:

Accounts receivable	$5,023
Prepaid expenses and other current assets	58
Property and equipment	6,196
Intangible assets	650
Current liabilities	(138)

Total identifiable net assets	11,789
Goodwill	23,211

$35,000

Definite-lived intangible assets that were acquired and their respective useful lives which will be amortized on a straight-line basis over their estimated useful life are as follows:

	Useful Life	Amount
Trademarks and marketing intangibles	10 years	$650

The Oxford Acquisition was completed on August 10, 2015. The Company has not finalized the purchase price allocation, which is pending further analysis of the net assets acquired, particularly with respect to valuations of real property and intangible assets. Accordingly, the purchase price allocation described above could change materially as the Company finalizes its assessment of the allocation and the fair values of the tangible and intangible assets acquired and liabilities assumed, some of which are dependent on the finalization of valuations being performed by an independent valuation specialist. The purchase price allocation will be finalized during the measurement period which is no longer than one year from the acquisition date.

3. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

a) —	Reflects the following adjustments to cash and cash equivalents:

i) cash consideration paid to the former equity holders of RSG	$(32,480)
ii) cash and cash equivalents included in RSG’s historical balance sheet as of June 30, 2015 that were not acquired.	(3,096)

Total	$(35,576)

b) —	Reflects goodwill that represents the excess of the consideration transferred for the RSG Acquisition over the estimated fair value of the identifiable net assets of RSG as of June 30, 2015. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

c) —	Reflects the estimated fair value of identifiable intangible assets acquired in the RSG Acquisition. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

d) —	Reflects related-party debt that was not assumed in the RSG Acquisition.

e) —	Reflects the elimination of RSG warrants that were cancelled in connection with the RSG Acquisition.

f) —	Reflects the elimination of RSG’s equity and the value of the 540,193 shares of Company’s common stock issued to the former equity holders of RSG based upon the closing market price of the Company’s common stock of $44.75 per share on July 2, 2015. See Note 2 for further details.

g) —	Reflects the following adjustments to cash and cash equivalents:

i) borrowing under the revolver of the 2015 credit facility of which proceeds were used to fund the acquisition of Oxford;	$32,000
ii) cash consideration for the acquisition of Oxford; and	(35,000)
iii) cash and cash equivalents included in Oxford’s historical balance sheet as of June 30, 2015 that were not acquired	(156)

Total	$(3,156)

h) —	Reflects the incremental increase to property and equipment to adjust the acquired property and equipment to estimated fair value. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

i) —	Reflects goodwill that represents the excess of the consideration transferred for the Oxford Acquisition over the estimated fair value of the identifiable net assets of Oxford as of June 30, 2015. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

j) —	Reflects the estimated fair value of identifiable intangible assets acquired in the Oxford Acquisition. See Note 2 for further details. This pro forma adjustment is preliminary and may significantly change as the Company finalizes its assessment of these assets.

k) —	Reflects accounts payable and accrued liabilities that were not assumed in the Oxford Acquisition.

l) —	Reflects the elimination of current-portion of debt that was not assumed in the Oxford Acquisition.

m) —	Reflects the borrowing under our revolver of the 2015 credit facility to fund the Oxford Acquisition ($32,000) and the elimination of long-term debt ($1,335) that was not assumed in the acquisition.

n) —	Reflects the elimination of Oxford’s equity.

4. Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments For the Year Ended December 31, 2014

o) —	The historical financial statements of RSG include reclassifications of certain balances in order to conform to the presentation of the Company.

p) —	Reflects the incremental depreciation and amortization for the property and equipment and identifiable intangible assets acquired in the RSG Acquisition in excess of depreciation and amortization already reflected in the historical results of RSG. See Note 2 for further details.

q) —	Reflects the estimated income tax expense (benefit) associated with the following (assuming a tax rate of 37.0% based on the Company’s statutory tax rate for the year ended December 31, 2014):

i) the $3,567 of net income of RSG (the historical results of RSG do not include a provision for income tax expense as RSG is a flow-through entity for tax purposes) and	$1,320
ii) the $51 of pre-tax loss from the pro forma adjustments.	(19)

Total	$1,301

r) —	Reflects the addition of 540,193 shares of Company’s common stock issued to the former equity holders of RSG.

s) —	Reflects the incremental depreciation and amortization for the property and equipment and identifiable intangible assets acquired in the Oxford Acquisition in excess of depreciation and amortization already reflected in the historical results of Oxford. See Note 2 for further details.

t) —	Reflects the following adjustments to interest expense:

i) estimated interest expense on the $32,000 borrowing under the revolver of the 2015 credit facility at a 2.76% annual rate, the rate in effect under the 2015 credit facility at October 21, 2015;	$883
ii) elimination from actual results of interest expense at Oxford related to debt that was not assumed in the acquisition.	(76)

Total	$807

u) —	Reflects the estimated income tax expense (benefit) associated with the following (assuming a tax rate of 37.0% based on the Company’s statutory tax rate for the year ended December 31, 2014):

i) the $5,339 of net income of Oxford (the historical results of Oxford do not include a provision for income tax expense as Oxford is a flow-through entity for tax purposes) and	$1,975
ii) the $1,030 of pre-tax loss from the pro forma adjustments.	(381)

Total	$1,594

v) —	Reflects the elimination of noncontrolling interest related to a consolidated variable interest entity that was acquired by the Company as a result of the Oxford Acquisition.

5. Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments For the Six Months Ended June 30, 2015

w) —	The historical financial statements of RSG include reclassifications of certain balances in order to conform to the presentation of the Company.

x) —	Reflects the incremental depreciation and amortization of property and equipment and identifiable intangible assets acquired in the RSG Acquisition in excess of depreciation and amortization already reflected in the historical results of RSG. See Note 2 for further details.

y) —	Reflects the elimination from the Company’s actual results acquisition-related expenses related to the RSG Acquisition.

z) —	Reflects the elimination from actual results of interest expense at RSG related to debt that was not assumed in the RSG Acquisition.

aa) —	Reflects the elimination of the change in fair value of the RSG warrants (the RSG warrants were cancelled in connection with the RSG Acquisition).

bb) —	Reflects the estimated income tax expense associated with the following (assuming a tax rate of 38.0% based on the Company’s statutory tax rate for the six months ended June 30, 2015):

i) the $1,075 of net income of RSG (the historical results of RSG do not include a provision for income tax expense as RSG is a flow-through entity for tax purposes) and	$409
ii) The $271 of pre-tax income from the pro forma adjustments.	103

Total	$512

cc) —	Reflects the addition of 540,193 shares of the Company’s common stock issued to the former equity holders of RSG.

dd) —	Reflects the incremental depreciation and amortization for the property and equipment and identifiable intangible assets acquired in the Oxford Acquisition in excess of depreciation and amortization already reflected in the historical results of Oxford. See Note 2 for further details.

ee) —	Reflects the elimination from the Company’s actual results acquisition-related expenses related to the Oxford Acquisition.

ff) —	Reflects the following adjustments to interest expense:

i) estimated interest expense on the $32,000 borrowing under the revolver of the 2015 credit facility at a 2.76% annual rate, the rate in effect under the 2015 credit facility at October 21, 2015;	$442
ii) elimination from actual results of interest expense at Oxford related to debt that was not assumed in the Oxford Acquisition.	(36)

Total	$406

gg) —	Reflects the estimated income tax expense (benefit) associated with the following (assuming a tax rate of 38.0% based on the Company’s statutory tax rate for the year ended June 30, 2015):

i) the $2,901 of net income of Oxford (the historical results of Oxford do not include a provision for income tax expense as Oxford is a flow-through entity for tax purposes) and	$1,102
ii) the $435 of pre-tax loss from the pro forma adjustments.	(165)

Total	$937

hh) —	Reflects the elimination of noncontrolling interest related to a consolidated variable interest entity that was acquired by the Company as a result of the Oxford Acquisition.